________________, 2009


Allianz Variable Insurance Products Trust
5701 Golden Hills Drive
Minneapolis, MN  55416


Ladies and Gentlemen:

      We have acted as special tax counsel to Allianz Variable Insurance Products Trust (the "VIP Trust"), a Delaware statutory trust, in connection with the nine Agreement and Plans of Reorganization, each dated as of June 10, 2009 (the "Agreements"), by and between the VIP Trust on behalf of the acquired funds set forth on Schedule I (each, an "Acquired Fund"), and the VIP Trust on behalf of the acquiring funds set forth on Schedule I (each, an "Acquiring Fund"). Unless otherwise provided herein, capitalized terms used in this opinion shall have the same meaning as set forth in the Proxy Statement/Prospectuses (described below) or the Agreements, as the case may be.

      You have requested our opinion concerning certain United States federal income tax consequences of the transactions being undertaken pursuant to the Agreements. Pursuant to the Agreements, all of the assets and liabilities of each Acquired Fund will be exchanged for shares of common stock of the corresponding Acquiring Fund having an aggregate fair market value equal to the fair market value of the assets of the Acquired Fund on the Valuation Date. Immediately after the transfer of the assets and liabilities of the Acquired Funds, each Acquired Fund will distribute pro rata to its shareholders of record, determined as of the Effective Time, the Acquiring Fund shares received by the Acquired Fund. All issued and outstanding shares of each Acquired Fund will simultaneously be cancelled on the books of the Acquired Fund and, as promptly as practicable, the Acquired Funds will be dissolved. Each such exchange of the assets and liabilities of an Acquired Fund for shares of the corresponding Acquiring Fund, followed by the distribution of the Acquiring Fund shares to the Acquired Fund shareholders and the liquidation of the Acquired Fund, is referred to herein as a "Reorganization," and collectively the transactions are referred to as the "Reorganizations."

      The Reorganizations are being undertaken for valid business reasons as determined by the Board of Trustees of the VIP Trust, and as described in the Registration Statement on Form N-14 (including, but not limited to, the Proxy Statement/Prospectuses included therein) filed with the Securities and Exchange Commission on or about June 30, 2009, as subsequently amended (the "Registration Statement"), under the caption "The Reorganization - Reasons for the Proposed Reorganization and Board Deliberations."

Allianz Variable Insurance Products Trust
_____________________, 2009
Page 2


      In preparing our opinion, we have examined the Agreements, the Registration Statement, and such other documents and records as we consider necessary in order to render this opinion.

      Our opinion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), currently applicable Treasury Regulations, currently published administrative positions of the Internal Revenue Service contained in Revenue Rulings and Revenue Procedures, and judicial decisions, all of which are subject to change prospectively and retroactively. Any such change in these authorities could affect the opinion set forth below. Our opinion is not a guarantee of the current status of the law and should not be regarded as a guarantee that a court of law or the Internal Revenue Service will concur in the opinion.

      Our opinion is further based upon the Agreements, the documents and instruments referred to in the Agreements, the facts and assumptions stated above, the representations made to us by an officer of the VIP Trust in the Officer's Tax Certificate of even date with this opinion, and such other documents as we have deemed necessary or appropriate.

      Based upon the foregoing, it is our opinion that each Reorganization will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and that each Acquiring Fund and each Acquired Fund will qualify as a party to the reorganization within the meaning of Section 368(b) of the Code.

      In accordance with the foregoing opinion, it is further our opinion that:

            (i) Acquired Fund Shareholders will recognize no income, gain or loss upon receipt, pursuant to each Reorganization, of Acquiring Fund shares. Acquired Fund Shareholders subject to taxation will recognize income upon receipt of any net investment income or net capital gains of an Acquired Fund that are distributed by an Acquired Fund to Acquired Fund Shareholders prior to the Effective Time.

            (ii) The tax basis of the Acquiring Fund shares received by each Acquired Fund Shareholder pursuant to a Reorganization will be equal to the tax basis of the Acquired Fund shares surrendered in exchange therefor.

            (iii) The holding period of the Acquiring Fund shares received by each Acquired Fund Shareholder pursuant to a Reorganization will include the period during which the Acquired Fund Shareholder held the Acquired Fund shares surrendered in exchange therefor, provided that the Acquired Fund shares were held as a capital asset at the Effective Time.

            (iv) Each Acquired Fund will recognize no income, gain or loss by reason of the Reorganization.

            (v) Each Acquiring Fund will recognize no income, gain or loss by reason of the Reorganization.

Allianz Variable Insurance Products Trust
_____________________, 2009
Page 3


            (vi) The tax basis of the assets received by each Acquiring Fund pursuant to a Reorganization will be the same as the tax basis of those assets in the hands of the corresponding Acquired Fund as of the Effective Time.

            (vii) The holding period of the assets received by each Acquiring Fund pursuant to a Reorganization will include the period during which such assets were held by the corresponding Acquired Fund, provided that such assets were held as capital assets at the Effective Time.

            (viii)Each Acquiring Fund will succeed to and take into account the earnings and profits (as determined for United States federal income tax purposes), or deficit in earnings and profits, of the corresponding Acquired Fund as of the Effective Time.

      Our opinion is limited to the matters expressly addressed herein. No opinion is expressed and none should be inferred as to any other matter. Without limiting the generality of the foregoing, no opinion is expressed as to the effect of the Reorganizations on any Acquired Fund, any Acquiring Fund or any shareholder with respect to any asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

      The foregoing opinion is furnished to you solely for your benefit in connection with the Reorganizations and may not be relied upon by, nor may copies be delivered to, any person without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the captions "Summary - Tax Consequences" and "The Reorganization - Tax Status of the Reorganization" in the Proxy Statement/Prospectuses included in Section A of the Registration Statement.

                                     Very truly yours,




KAS:WRG

                                   SCHEDULE I



            Acquiring Fund                            Acquired Fund
---------------------------------------------------------------------------------
AZL BlackRock Capital Appreciation Fund         AZL BlackRock Growth Fund
   AZL AIM International Equity Fund    AZL Oppenheimer International Growth Fund
AZL BlackRock Capital Appreciation Fund       AZL Columbia Technology Fund
     AZL International Index Fund       AZL Schroder International Small Cap Fund
     AZL International Index Fund              AZL NACM International Fund
        AZL S&P 500 Index Fund           AZL First Trust Target Double Play Fund
        AZL S&P 500 Index Fund                 AZL TargetPLUS Equity Fund
     AZL JPMorgan U.S. Equity Fund         AZL JPMorgan Large Cap Equity Fund
 AZL Van Kampen Global Franchise Fund          AZL Oppenheimer Global Fund